Report of Independent Accountants

 To the Board of Trustees and
 Shareholders of
 Bailard, Biehl & Kaiser Fund Group


 In planning and performing our audit
 of the financial statements of Bailard,
 Biehl & Kaiser Diversa Fund (the
 "Fund") for the year ended September
 30, 2001, we considered its internal
 control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
 N-SAR, not to provide assurance on
 internal control.

 The management of the Fund is
 responsible for establishing and
 maintaining internal control.  In
 fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

 Because of inherent limitations in
 internal control, errors or fraud may
 occur and not be detected.  Also,
 projection of any evaluation of
 internal control to future periods is
 subject to the risk that controls may
 become inadequate because of
 changes in conditions or that the
 effectiveness of their design and
 operation may deteriorate.

 Our consideration of internal control
 would not necessarily disclose all
 matters in internal control that might
 be material weaknesses under
 standards established by the American
 Institute of Certified Public
 Accountants.  A material weakness is
 a condition in which the design or
 operation of one or more of the
 internal control components does not
 reduce to a relatively low level the
 risk that misstatements caused by
 error or fraud in amounts that would
 be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2001.

 This report is intended solely for the
 information and use of the Board of
 Trustees, management and the
 Securities and Exchange Commission
 and is not intended to be and should
 not be used by anyone other than these
 specified parties.



 PricewaterhouseCoopers LLP
 San Francisco, California
 November 9, 2001